UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date if earliest event reported): December 13, 2006

REPUBLIC BANCORP INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-15734 (Commission File No.)	38-2604669 (IRS Employer Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 13, 2006 Citizens Banking Corporation (“Citizens”) (Nasdaq: CBCF) and Republic Bancorp Inc. (“Republic”) (Nasdaq: RBNC) announced that on December 12, 2006, the Board of Governors of the Federal Reserve System approved their proposed merger. The companies expect to complete the merger by the end of 2006.

About Citizens Banking Corporation

Citizens Banking Corporation is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust, and financial planning services to a broad client base. Citizens Banking Corporation serves markets through Citizens Bank offices in Michigan and Wisconsin, and through F&M Bank offices in Iowa. Citizens Banking Corporation has roots going back to 1871 in Flint, Mich., and is the second-largest bank holding company headquartered in Michigan. Citizens, with 181 branch, private banking, and financial center locations and 196 ATMs, is the 69th largest bank holding company in the United States, with assets of $7.7 billion as of Sept. 30, 2006. More information about Citizens Banking Corporation is available at http://www.citizensonline.com.

About Republic Bancorp Inc.

Republic Bancorp Inc., with $6.2 billion in assets, is the third largest bank holding company headquartered in Michigan and the 82nd largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 88 retail, commercial and mortgage banking offices and 90 ATMs. Republic has consistently been the #1 Small Business Administration bank lender based in Michigan and one of the Midwest's top retail mortgage lenders. Republic was named the 17th Best Company to Work For by FORTUNE magazine (marking the sixth year on FORTUNE's “100 Best Companies to Work For” list) and named to Working Mother magazine's list of “100 Best Companies for Working Mothers” for the sixth year in a row. More information about Republic Bancorp Inc. is available at http://www.republicbancorp.com.

Safe Harbor Statement

Discussions in this release that are not statements of historical fact (including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” and “plan”) are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Citizens and Republic, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; deposit attrition and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; movements in market interest rates and secondary market volatility; divestitures assumed and/or required; potential conditions that may affect the tax-free status of the Republic stock exchange for Citizens' common shares; and unfavorable changes in economic and business conditions or the regulatory environment. Additional factors that may affect future results are contained in Citizens' and Republic's filings with the SEC, which are available at the SEC's web site http://www.sec.gov. Citizens and Republic disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC.

Date: December 13, 2006	By:	/s/ Thomas F. Menacher
	Name:	Thomas F. Menacher
	Its:	Executive Vice President, Treasurer and
Chief Financial Officer